CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") effective as of June 23, 2013 (“Effective Date”), by and between Eos Petro, Inc., a Nevada corporation, with its principal offices located at 1999 Avenue of the Stars, Suite 2520, Los Angeles, California 90067 (the "Company") and Hahn Engineering, Inc., an entity with a principal mailing address of P. O. Box 190251 St. Louis, MO 63119 (“Consultant”). Company and Consultant are each a “Party” to this Agreement and are sometimes collectively referred to as the “Parties.”

WHEREAS, Company desires to engage Consultant to perform various services relating to oil and gas consulting (the “Services”) on the terms and conditions set forth in this Agreement; and

WHEREAS, Consultant is willing and able to perform such Services on behalf of Company for the consideration and on the terms and conditions set forth below in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Consultant, intending to be legally bound, hereby agree as follows:

1.   Term. Company engages Consultant as an independent contractor, and Consultant agrees to be so engaged, to provide Services related to the Company. Unless earlier terminated as provided in this Agreement, the initial term of this Agreement shall commence on the Effective Date and terminate on the one year anniversary of the Effective Date.

2.   Services. The consulting services to be provided by Consultant pursuant to the terms of this Agreement are such matters relating to the business and affairs of the Company as the executive officers of the Company shall from time to time reasonably request.

3.   Work Product. Consultant acknowledges and agrees that all right, title and interest in and to the product of all work performed by Consultant pursuant to this Agreement (the “Work Product”) shall belong to and shall upon its creation become the exclusive property of Company. All Work Product shall be deemed a “work made for hire” to the full extent of that doctrine under the laws of the United States of America and of all foreign nations having the same or a similar law or doctrine. Further, Consultant hereby irrevocably and in perpetuity assigns all of its right, title and interest in and to all Work Product. Consultant covenants and agrees to timely execute upon Company’s written demand any and all documents necessary or appropriate to confirm, perfect and protect Company’s rights as owner in and to all Work Product. In the event that Consultant wrongfully refuses or is unable to execute any such documents. Consultant hereby irrevocably appoints Company as Consultant’s attorney-in-fact with power and authority to execute any such documents on behalf of and in the name and place of Consultant, which power is coupled with an interest.

4.   Independent Contractor Relationship. The Parties acknowledge and agree that Consultant is an independent contractor and not an employee, agent, broker, dealer, joint venturer or partner of Company. Consultant and Company intend that Consultant is not an employee for state or federal tax purposes. Consultant has no authority to represent itself as an agent or employee of Company or to obligate, bind or commit Company to any agreement, arrangement, proposal, partnership, transaction or opportunity (collectively, an “Opportunity”) without the prior written approval of Company’s Chief Executive Officer or Board of Directors.

5.   Compensation. Consultant shall be entitled to receive the following compensation:

(i)          Signing Bonus. In consideration for Consultant entering into this Agreement, Consultant shall be issued 1,000 restricted shares of common stock of the Company, $0.0001 par value per share, upon the signing of this Agreement (the “Signing Shares”).

(ii)         Monthly Compensation. In addition, so long as the Agreement has not been terminated, commencing on the one month anniversary of the Effective Date and on each monthly anniversary of the Effective Date thereafter, in exchange for the provision of Services by Consultant, Consultant shall be issued 2,000 restricted shares of common stock of the Company (“Monthly Shares,” collectively referred to herein with the Signing Shares as the “Shares”). The Monthly Shares that Consultant shall be entitled to receive pursuant to this Paragraph 5(ii) shall be capped at 24,000.

(iii)        Restrictive Legends. Consultant understands and agrees that the certificate(s) for the Shares shall bear substantially the following legend until (a) the Shares shall have been registered under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to a registration statement that has been declared effective; or (b) in the opinion of counsel reasonably acceptable to the Company, the Shares may be sold without registration under the Securities Act as well as any applicable “Blue Sky” or state securities laws:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.”

(iv)        Tax Advice. Consultant and his advisors, if any, have been afforded the opportunity to ask questions of the Company, and the Consultant has sought such accounting, legal and tax advice as he has considered necessary to make an informed decision with respect to the acquisition of the Shares. The Consultant understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of receiving the Shares.

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6.   Expenses. The Company agrees to reimburse Consultant for all reasonable expenses incurred in connection with the performance of Services which have been pre-approved in writing by the Chief Executive Officer of the Company. Consultant agrees that it is solely responsible for and will indemnify, defend, and hold Company harmless from, any actions, proceedings, claims or demands for the payment of any taxes, interest, penalties, levies or assessments applicable to the Shares and expenses paid under this Agreement.

7.   Special Skill and Time Devoted to Services. The Services will be performed exclusively by Joseph Hahn. Consultant represents and warrants that Joseph Hahn has the special skill and professional competence, expertise and experience to perform the Services and that Joseph Hahn will perform the Services on behalf of Consultant. Consultant retains the right to perform services for other parties while this Agreement is in effect, except that Consultant shall not perform services that would in any way interfere with the performance of the Services described herein, as more fully set forth in Representations and warranties of Consultant in Paragraph 13(i) hereof. Consultant agrees to devote such time to the business of Company as is reasonably necessary to provide the Services and to perform the Services in a diligent, efficient, competent and skillful manner commensurate with the highest standards of its profession. Consultant agrees to comply with all applicable federal, state, and local laws and regulations. If, by any act of negligence or gross or willful misconduct, Consultant violates any such laws or regulations, Consultant agrees to indemnify and hold Company harmless from and against any claim, demand, right, damage, debt, liability, action, cause of action, cost or expense, including attorneys’ fees actually paid or incurred, arising out of such violation

8.   No Registration. Consultant acknowledges that he is fully informed the Shares are not being registered under the federal securities laws or the securities or blue sky laws of any state or foreign jurisdiction; that such Shares must be held indefinitely unless it is subsequently registered under any applicable federal or state securities laws, or unless an exemption from registration is available thereunder; and that the Company has no obligation to register any Shares.

9.   Termination of Engagement. Consultant’s engagement hereunder shall terminate immediately upon the dissolution of either Party or death of Joseph Hahn. Each Party may also terminate this Agreement at any time, with or without reason, upon thirty (30) days’ written notice to the other Party; provided, however, that in the event of any breach or threatened breach of this Agreement by Consultant, Company may terminate this Agreement with immediate effect upon delivery of written notice to Consultant.

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10. Confidential Information. “Confidential Information” means: (i) any information disclosed by Company to Consultant, either directly or indirectly, in writing, orally or by inspection of tangible objects that has been designated by Company as “confidential,” either in writing or orally, prior to, at or promptly after the time of disclosure, or that Consultant clearly understands by the nature of the information to be confidential, proprietary information of Company (the “Confidential Information”); and (ii) any information obtained or derived by Consultant, directly or indirectly, through inspection, examination, review or analysis of the Confidential Information. Confidential Information may also include information of a third party that is in the possession of Company and is disclosed to Consultant. Confidential Information does not include information: (x) that is or becomes publicly known without any breach of this Agreement; or (y) that is independently developed by Consultant without use of any Confidential Information (Consultant shall bear the burden of establishing the applicability of this exception by competent evidence).

(i)          Non-Use, Non-Disclosure and Return of Confidential Information. Consultant shall not, without the prior written consent of Company: (a) use Confidential Information for any purpose other than to perform the Services; (b) disclose Confidential Information to any third party other than to those representatives of Consultant: (i) who need access to Confidential Information to assist Consultant perform the Services; and (ii) who have agreed in writing to be bound by this Agreement; (c) reverse engineer the function or mechanism of any Confidential Information; (d) make any copies of Confidential Information; (e) enter into a transaction with any third party, the existence of or opportunity for which was first disclosed by Company to Consultant as Confidential Information; or (f) remove any Confidential Information Company’s premises. Immediately upon termination of this Agreement, Consultant shall return to Company and delete from any personal computer or other device all originals and all copies of any Company property, Confidential Information, and all materials, documents, notes, manuals, computer disks, computers or lists containing or embodying Confidential Information, or relating directly or indirectly to the business of Company, which are in Consultant’s possession or control. Consultant specifically acknowledges that Company’s possession of its Confidential Information gives Company a competitive advantage over other companies or persons who do not possess such Confidential Information, and therefore, that any disclosure to or use of Confidential Information by persons not engaged by Company or who are not authorized by Company to receive or use the information will cause harm to Company and provides such persons an unfair competitive advantage which they would not have had without the use of having obtained access to such Confidential Information.

(ii)         Inventions and Original Works Assigned to Company. Consistent with and in addition to the provisions of Section 3 above, Consultant agrees to make prompt written disclosure to Company, will hold in trust for the sole right and benefit of Company, and hereby assigns to Company all Consultant’s right, title and interest in and to any ideas, inventions, discoveries, concepts, improvements, know-how, whether patentable or not, original works of authorship, developments or trade secrets which Consultant may solely or jointly conceive or reduce to practice, or cause to be conceived or reduced to practice, while this Agreement is in effect using Company’s technology, property, Confidential Information or resources during the period of Consultant’s engagement with Company. Consultant will assist to obtain and enforce United States and foreign intellectual property rights relating to any and all of the foregoing.

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11. Additional Proscribed Activities. Consultant acknowledges that as a consultant hereunder, he is and will be in possession of and privy to material non-public information regarding the operations and financial condition of the Company, the shares of common stock of the Company which are publicly traded. As a consequence, and except as otherwise provided herein or permitted in writing by the Chief Executive Officer of the Company, during the term of this Agreement, Consultant will not, directly or indirectly:

(i)          contact or communicate with any person or entity that is or was an owner or holder of any debt and/or equity securities issued by the Company, including any person or entity that was solicited by the Company to make such an investment or with whom the Company conducted negotiations to make such an investment, regarding the Company and/or either of its operations, financial condition, and securities;

(ii)         purchase and/or sell any equity securities and/or derivative securities (which shall include, without limitation, options, warrants, convertible securities, stock appreciation rights, and similar securities with a value derived from the value of equity securities) of the Company without the prior written consent of the Company or its counsel;

(iii)        initiate, pursue, and/or participate in, individually or together with one or more persons, entities, or groups of persons, in any reorganization, restructuring, merger, acquisition of securities and/or assets, or similar transactions involving the Company;

(iv)        contact or communicate with any officer, director, employee, agent, or representative of the Company regarding either of the Company business, operations, or financial condition other than the Chief Executive Officer; or

(v)        otherwise seek or pursue an increased role or position with the Company beyond the scope of this Agreement.

12. Injunctive Relief. Consultant agrees that its violation or threatened violation of any of the provisions of Paragraphs 10 and 11 of this Agreement shall cause immediate and irreparable harm to the Company. In the event of any breach or threatened breach of any of said provisions, Consultant consents to the entry of preliminary and permanent injunctions by a court of competent jurisdiction prohibiting Consultant from any violation or threatened violation of such provisions and compelling Consultant to comply with such provisions. This Paragraph 12 shall not affect or limit, and the injunctive relief provided in this Paragraph 12 shall be in addition to, any other remedies available to the Company at law or in equity or in arbitration for any such violation by Consultant.

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13. Representations and Warranties.

(i)          Consultant represents, warrants, covenants and agrees that: (1) it has a right to enter into this Agreement; (2) it is not a party to any agreement or understanding, oral or written, which would prohibit, or interfere with, performance of his obligations under this Agreement; (3) it will not use in the performance of its obligations hereunder any proprietary information of any other party which it is legally prohibited from using; (4) it has disclosed to Company any other agreements and/or circumstances which Consultant recognizes or with the exercise of reasonable care should recognize, create any actual or potential conflicts of interest between such other agreement or circumstance, on the one hand, and Consultant’s performance of its obligations under this Agreement, on the other hand; (5) it agrees to act in the best interests of Company and do or perform no act that could potentially injure Company’s business, prospects, interests or reputation.; (6) it is acquiring and has acquired the Shares solely for its own account for investment purposes as a principal and not with a view to resell or distribute all or any part of the Shares; (7) it is acquiring and has acquired the Shares without having received any form of general solicitation or general advertising; (8) it agrees that the certificates to be issued in respect to the Shares may bear a legend in a form satisfactory to counsel for the Company reflecting the status of the Shares as "restricted securities" under Rule 144(a)(3) promulgated under the Securities Act of 1933, as amended from time to time (the "Securities Act"); (9) it shall not transfer any of the Shares, except pursuant to a registration statement filed with the Securities and Exchange Commission under the provisions of the Securities Act or an exemption from registration thereunder; (10) it hereby acknowledges that: (a) the Shares are being and have been acquired by Consultant based on its representations and warranties in this Paragraph 13; (b) as of the date of this Agreement, it has been afforded the opportunity to ask questions of and obtain such other information from the officers and directors of the Company with respect to with the current and prospective business operations and financial condition of Company; and (c) the Shares are speculative and involve a high degree of risk, including the potential loss of any investment therein and Consultant understands the risk factors related to the acquisition of the Shares and that there can be no assurance that the Company will achieve its business objectives or that it will ever have cash available for distribution to its stockholders.

(ii)         The Company represents, warrants and agrees that it has full power and authority to execute and deliver this Agreement and perform its obligations hereunder. The Company further represents, warrants and agrees that this Agreement: (1) has been duly authorized by its Board of Directors and no other corporate action is required of the Company to enter into this Agreement and perform its obligations hereunder; (2) does not require the consent of any third party; and (3) does not violate any law, regulation, rule or material agreement, mortgage, bond, pledge, note or other instrument to which it or its properties are bound.

14. Notices. Any notice, consent or any other communication required under the provisions of this Agreement shall be given in writing and sent or delivered by hand, overnight courier or messenger service, against a signed receipt or acknowledgment of receipt, or by registered or certified mail, return receipt requested, or telecopier or similar means of communication if receipt is acknowledged or if transmission is confirmed by mail as provided in this Paragraph 14, to the parties at their respective addresses set forth at the beginning of this Agreement or by telecopier to the Company at (310) 552-1555 or to Consultant at (314) 968-3656, with notice to the Company being sent to the attention of the individual who executed this Agreement on behalf of the Company. Either party may, by like notice, change the person, address or telecopier number to which notice is to be sent.

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15. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without regard to the conflicts of laws principles thereof. The parties hereto hereby agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the State of California. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the State of California and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount judicially determined.

16. Severability. If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall, to any extent, be determined to be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law, and any court or arbitrator having jurisdiction may reduce the scope of any provision of this Agreement so that it complies with applicable law.

17. Entire Agreement. This Agreement constitutes the entire agreement of the Company and Consultant as to the subject matter hereof, superseding all prior written or prior or contemporaneous oral understandings or agreements including any previous agreements, or understandings with respect to the subject matter covered in this Agreement. This Agreement may not be modified or amended, nor may any right be waived, except by a writing which expressly refers to this Agreement, states that it is intended to be a modification, amendment or waiver and is signed by both parties in the case of a modification or amendment or by the party granting the waiver. No course of conduct or dealing between the parties and no custom or trade usage shall be relied upon to vary the terms of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

18. Assignment, Successors and Assigns. Consultant has no right to assign, delegate, or otherwise transfer this Agreement, or any of Consultant’s rights, duties, or any other interests in this Agreement to any party, and any purported assignment will be null and void. Company may, without notice to Consultant and without Consultant’s prior consent or approval, assign, delegate, and transfer its rights and obligations under this Agreement to any successor corporation or entity which continues the business of Company. This Agreement will inure to and be binding upon each of the Parties and their respective legal representatives, heirs, successors, and permissible assigns, but this provision is not intended to modify the restrictions on assignment by Consultant set forth above. The Company shall have the right to assign or transfer any of its rights hereunder. The Consultant shall not have the right to assign or transfer any of its rights hereunder.

19. Headings. The headings in this Agreement are for convenience of reference only and shall not affect in any way the construction or interpretation of this Agreement.

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20. Waivers. No delay or omission to exercise any right, power or remedy accruing to either party hereto shall impair any such right, power or remedy or shall be construed to be a waiver of or an acquiescence to any breach hereof. No waiver of any breach hereof shall be deemed to be a waiver of any other breach hereof theretofore or thereafter occurring. Any waiver of any provision hereof shall be effective only to the extent specifically set forth in an applicable writing. All remedies afforded to either party under this Agreement, by law or otherwise, shall be cumulative and not alternative and shall not preclude assertion by such party of any other rights or the seeking of any other rights or remedies against any other party.

21. Execution. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. Facsimile or other electronic signatures shall be accepted by the Parties as originals.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Company
EOS PETRO, INC.

By:	/s/ Nikolas Konstant

Name: Nikolas Konstant

Title: Chairman

Consultant
HAHN ENGINEERING, INC.

By:	/s/ Joseph K. Hahn

Name: Joseph K. Hahn

Title: President

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